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                                                                   EXHIBIT 10.37

                                   AMENDMENT


         This Amendment (the "Amendment") is made and entered into as of the 1st day of May, 1999, by and among Maxxis Group, Inc., a Georgia corporation ("Borrower") and the Maxxis Millionaire Society, a Georgia partnership ("Lender").

                                  WITNESSETH:

         WHEREAS, Borrower and Lender (collectively, the "Parties") entered into that certain Line of Credit dated as of November 22, 1998, (the Agreement") where the Borrower, for value received, promised to pay to the order of the Lender the aggregate principal sum of up to $1,000,000 (the "Maximum Amount") or such portion as may have been advanced to Borrower by Lender;

         WHEREAS, the Parties hereby deem it advisable and in their best interests to amend the Agreement by increasing the Maximum amount from $1,000,000 to $2,000,000;

         NOW, THEREFORE, for and in consideration of the premises, the covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

                                   ARTICLE I
                             AMENDMENT OF AGREEMENT

         1. Amendment of Section 1 of the Agreement. The Parties hereby amend the Agreement by deleting Section 1 in its entirety and replacing it with the following:

               1.1 Line of Credit. The Lender shall advance to the Borrower such sums as the Borrower may request prior to the Due Date, but which advanced sums (the "Advances") shall not exceed in the aggregate $2,000,000.00 (the "Maximum Amount"). All Advances shall be due in full and payable on the Due Date. Lender shall not request any Advances which exceed the Maximum Amount or which would cause the aggregate amount of outstanding Advances (exclusive of Advances that have been repaid by the Borrower and exclusive of any interest that has accrued on the Advances) made pursuant hereto to exceed the Maximum Amount.


                                   ARTICLE II
                                  MISCELLANEOUS

         2.1 Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Georgia applicable to contracts between Georgia residents entered into and to be performed entirely within the State of Georgia.
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         2.2   Entire Agreement. The Amendment and Agreement constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof.

         2.3 Counterparts. This Amendment may be executed in any number of counterparts, each of which may be executed by less than all of the Parties, each of which shall be enforceable against the Parties actually executing such counterparts, and all of which together shall constitute one instrument.


         IN WITNESS WHEREOF, the Parties hereto have executed this Amendment on the date first above written.


                                        MAXXIS GROUP, INC.
                                        1901 Montreal Road, Suite 108
                                        Tucker, GA 30084



                                        /s/ Thomas O. Cordy
                                        -------------------------------------
                                        Thomas O. Cordy
                                        Chief Executive Officer and President



                                        MAXXIS MILLIONAIRE SOCIETY
                                        1901 Montreal Road, Suite 108
                                        Tucker, GA 30084



                                         /s/ Alvin Curry
                                         ------------------------------------
                                         Alvin Curry
                                         Partner


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